As Filed With the Securities and Exchange Commission on December 6, 2005

Registration No. 333-108701

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 9

to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROTEIN DESIGN LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3023969
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

34801 Campus Drive
Fremont, California 94555
(510) 574-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark McDade
Chief Executive Officer
PROTEIN DESIGN LABS, INC.

34801 Campus Drive
Fremont, California 94555
(510) 574-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. HOWARD CLOWES, ESQ.
DLA Piper Rudnick Gray Cary US LLP
153 Townsend Street, Suite 800
San Francisco, California 94107-1922
(415) 836-2500

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 9 to the Registration Statement on Form S-3, as amended (No. 333-108701), which was declared effective by the Securities and Exchange Commission on December 12, 2003, is being filed to deregister unsold shares of common stock and 2.75% Convertible Senior Notes due 2023 of the registrant, Protein Design Labs, Inc.  The registrant’s obligation to keep the Registration Statement effective has expired.  Therefore, this Post-Effective Amendment No. 9 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock and 2.75% Convertible Senior Notes due 2023, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.  As of November 29, 2005, $20,030,000 of 2.75% Convertible Senior Notes due 2023 remained unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 9 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on the 6th day of December, 2005.

PROTEIN DESIGN LABS, INC.

By:	/s/ MARK MCDADE
Mark McDade
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Post Effective Amendment No. 9 to the Registration Statement has been signed on December 6, 2005 by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK MCDADE	Chief Executive Officer and	December 6, 2005
(Mark McDade)	Director (Principal Executive
Officer)

/s/ GEORGE JUE	Vice President, Finance and Chief	December 6, 2005
(George Jue)	Accounting Officer (Principal
Accounting Officer)

/s/ LAURENCE JAY KORN*	Director	December 6, 2005
(Laurence Jay Korn)

/s/ JON S. SAXE*	Director	December 6, 2005
(Jon S. Saxe)

/s/ CARY L. QUEEN*	Director	December 6, 2005
(Cary L. Queen)

(Samuel Broder)	Director	December , 2005

/s/ MAX LINK*	Chairman of the Board of Directors	December 6, 2005
(Max Link)

/s/ KAREN DAWES*	Director	December 6, 2005
(Karen Dawes)

/s/ L. PATRICK GAGE*	Director	December 6, 2005
(L. Patrick Gage)

*By:	/s/ MARK MCDADE
(Mark McDade)
(Attorney-in-fact)